UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2005
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-21923	36-3873352
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

727 North Bank Lane		60045
Lake Forest, Illinois		(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     The information provided in Item 2.03 is hereby incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 26, 2005, Wintrust Financial Corporation (the “Company”) signed a $50.0 million revolving note with LaSalle Bank, N.A.(“LaSalle”) The note matures on June 1, 2006 and is a replacement, combination and substitution of, but not repayment for, a revolving note with LaSalle dated June 1, 2005 maturing June 1, 2006 in the principal amount of $25.0 million and a revolving note dated April 30, 2003, maturing February 27, 2006, in the principal amount of $25.0 million. Interest will continue to be calculated at a floating rate equal to, at the Company’s option, either LaSalle’s prime rate or LIBOR plus 140 basis points.
     On August 26, 2005, the Company also signed a $1.0 million note with LaSalle. The note matures on June 1, 2015 and amends and replaces a $1.0 million note dated April 30, 2003 with a maturity date of May 1, 2013. Interest will continue to be calculated at a floating rate equal to, at the Company’s option, either LaSalle’s prime rate or LIBOR plus 140 basis points.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David L. Stoehr
David L. Stoehr
Executive Vice President and Chief Financial Officer

Date: August 31, 2005